Emerald Holding, Inc. December 2020 Exhibit 99.1

Notes Forward-Looking Statements This document contains certain forward-looking statements regarding Emerald Holding, Inc. (the “Company”), including, without limitation, the Company’s ability to recover proceeds under its current event cancellation insurance policy and the timing and amount of any such insurance recoveries. These statements are based on management’s current expectations as well as estimates and assumptions prepared by management that, although they are believed to be reasonable, are inherently uncertain. These statements involve risks and uncertainties outside of the Company’s control that may cause actual results to differ materially. In particular, statements regarding the potential continuing impact of the pandemic outbreak of COVID-19 on the Company’s business and the expected return to organic growth; projected recurring revenue from customer retention rates; and projected cost savings are each forward-looking statements. See “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings. The Company undertakes no obligation to update or revise any of the forward-looking statements contained herein, whether as a result of new information, future events or otherwise, or with respect to ongoing insurance recovery amounts.

Emerald at a Glance

EMERALD

- Carve out from Nielsen by Onex Corp ("Onex") in June 2013
- 19 acquisitions over 2014-2020 period, totaling ~$679 million in capital deployed
- IPO in April 2017; Onex ownership currently ~85% on as converted basis
- New management team brought in over last 12 months to optimize operations and build organizational platform for growth

150+ Live Events & Media Properties	**1.9mm** Customers
100% Insurance Coverage for Communicable Diseases	**15mm** Website Visitors
~500 Employees Across 11 Offices	**~7mm** Annual Net Square Feet of Exhibition Space
~80% Annual NSF Renewal Rate	**20k+** Exhibitors

Note: Attendance metrics relate to 2019

3

Investment Highlights Significant Opportunity In Large, Fragmented Market Diversified Portfolio of Market-Leading Brands Powerful Event-Level Economics Significant Inorganic Growth Opportunities Experienced Management Team Turnaround Momentum & New Data-Driven Strategic Initiatives 1 2 3 4 5 6

Steady Attendee Growth Strong Pre-COVID Growth Trajectory The US Is The Largest Trade Show Market Significant Opportunity In Large, Fragmented Market Sources: AMR International (Globex 2020 Update) The Company is the largest US based player in the largest B2B trade show market in the world, by far Consistent history of industry growth in the US B2B market Over 9,400 B2B trade shows in the US; significant association ownership The largest trade show organizers represent only a small portion of the overall market (both in the US and globally) History of sustained ability to attract attendees to shows >5% CAGR (Pre-COVID) Global Market Size ($bn) Top Countries By Trade Show Market Size ($bn) US Attendees (mm) 1 Top 10 Event Organizers % of Global Market Top Event Organizers Are Small Part of Overall Market

Well-balanced and diversified Largest five brands (9 events) represented <40% of 2019 revenues 91% of 2019 revenues from Live Events Trade show franchises typically hold market-leading positions within their respective industry verticals Other Marketing Services (OMS) contributed 9% of 2019 revenues All publications complement our trade show portfolio Retail Design & Construction Technology Equipment Safety Diversified Portfolio of Market-Leading Brands 2

Attractive recurring revenue stream with ~80% of customers returning each year (pre Covid-19 impact) Favorable cash collection cycle: Exhibitors largely pay in full in advance of each trade show, whereas the bulk of expenses are paid close to or after the show Attractive cost structure with 30% of event-level costs fixed vs. 70% variable Ability to adapt event-level fixed costs based on lead-time for any postponement / cancellation Powerful Event-Level Economics 3 Exhibitor Retention Rate (%) (1) 2020E Exhibitor Retention Rate is pre-COVID and the resultant cancelation of shows 2020E(1)

A large universe of independent trade shows still exists globally; the Top 15 independent shows in the US alone represent a >$250mm revenue opportunity Top 250 Events: 63.1mm total net square footage 3.2mm total attendees 187,336 total exhibiting companies Tangential revenue opportunities abundant in marketing services, digital media, exhibitor and attendee education, etc. Management team with significant experience in M&A execution and integration Recent capital raise/strong balance sheet present opportunity to take advantage of current market disruption Source: TSNN Top Trade Show Lists Significant Inorganic Growth Opportunities 4

Experienced Management Team 5 Hervé Sedky Incoming President & CEO Joining the Company in January 2021 Has over 30 years of experience across the B2B and B2C industries, including, most recently, 6 years as President of Reed Exhibitions Americas Previously, served as SVP and GM of American Express Business Travel Brian Field Interim President & CEO, Chief Operating Officer Joined the Company in June 2019 as Chief Operating Officer Has over 20 years of experience across both B2B and B2C industries, including 8 years at UBM Americas as COO and previously as Managing Director of UBM Medica Earlier in his career, held senior positions at Turner Broadcasting and Omnicom David Doft Chief Financial Officer Joined the Company in January 2020 Most recently served as CFO of MDC Partners for the last 12 years, as well as interim Co-CEO in early 2019 as MDC Partners underwent a strategic review Prior to MDC Partners, David spent 14 years as a sell-side analyst and portfolio manager in TMT at Cobalt Capital, DLJ Securities, ABN AMRO/ING Barings Furman Selz, and CIBC World Markets

Attracting Experienced Talent – Recent Additions 5 Mitch Gendel General Counsel & Corporate Secretary 30+ years of legal experience in supporting marketing companies Previous experience: MDC Partners, Interpublic Group of Companies Lori Silva EVP, Retail 30+ years of events and media experience Previous experience: Informa/UBM, Blenheim Jessica Blue EVP, Connect 20+ years of events and media experience Previous experience: Informa/Advanstar, Miller Freeman Angelique Carbo EVP, People & Culture 30+ years of human resources experience Previous experience: Selective Insurance, ABM Industries, Merck, GE, Eli Lilly, Arthur Andersen Amy Sklar EVP, Customer Solutions 20+ years of events and media experience Previous experience: Informa/UBM, CMP Media Rafael Hines VP, Strategy 10 years of retail, technology and e-Commerce experience Previous experience: Barneys New York, Michael Kors, Bank of America Sanjay Vanjara Sr. Director, Procurement 20 years of strategic sourcing/purchasing and BPO experience Previous experience: Gartner, Bristol Myers Squibb, Revlon, GE

Turnaround Momentum & New Data-Driven Strategic Initiatives 6

In response to COVID-19, immediate efforts around Cash preservation and cost mitigation Customer and operational triage with the surge of event cancellations and postponements Event cancellation insurance claim filings expected to restore majority of budgeted amount of gross profit in 2020 and 2021 Maintaining and building on customer contact, engagement and demonstrating value to customer communities Innovate and launch new digital products to add permanent incremental revenue streams Strategy to navigate this period and successfully emerge outlined in five components, from early protection measures through the beginning of returning to shows staging. Thrust of these efforts includes: New customer acquisition channels Accelerated innovation focused on digital product alternatives that offer immediate revenue and form basis of future digital streams data consolidation and supporting analytics Sales and marketing organizational realignments Further portfolio consolidation and incremental cost reductions Rapid Evolution Through Crisis

The transition is well underway New management team Strategy reset, driven by data and technology, focused on: Improved customer satisfaction and engagement Diversification of revenue streams and increased innovation Greater discipline and accountability Initiatives in place expected to return Emerald to organic growth post-COVID-19 Management team is confident that our strategy reset and renewed focus on execution will drive improved financial performance over time Resetting the Table

Strategy Reset Focus on Customer Satisfaction Diversify Revenue Streams Operate Efficiently and Cost Effectively Pursue Attractive Acquisitions 1 2 3 4 Financial Goals: Sustainable organic revenue growth, at or above industry levels Solid and consistent growth in Adjusted EBITDA at attractive profit margins Accelerated free cash flow growth to drive shareholder returns

Strategy Reset Growth Strategy #1: Focus on Customer Satisfaction Implement “Event Plans” that standardize marketing and sales plan Track key customer and financial metrics to ensure improved performance Enhance post-event research and analysis Refine and consolidate customer data to improve quality, creating single view of customer activity across products Enhance the event experience, with an emphasis on measureable on-site experiences, education, and curated matchmaking Leverage and expand our content assets to strengthen year-round engagement Implement broad value-based pricing approach to improve transparency and customer satisfaction while driving yield improvement

Strategy Reset Increase sponsorship and advertising revenues Apply best practices and develop new products and packages Increase conference revenues Improve quality, marketing effectiveness, and operating efficiency Increase hosted-buyer revenues Continue to launch new and spin-off hosted buyer events Leverage CPMG as the center of excellence for launches in other Emerald markets Add new categories and launch new events More aggressive approach on developing new events/categories/products in existing and adjacent markets Add new recurring revenue streams – including content, exhibitor and attendee education, etc. Growth Strategy #2: Diversify Revenue Streams

Strategy Reset Growth Strategy #3: Operate Efficiently & Cost Effectively Improve financial rigor Standardize procedures and share best practices across portfolio Critically assess the impact/ROI of all spending and investments Centralize activities to drive efficiencies and scalability Build out procurement function under recently hired, first ever procurement lead Review and renegotiate all major cost items Increase marketing and sales effectiveness through consolidation and application of best practices, enhanced tools and skill upgrades Project $15-20 million reduction in annual run rate costs

Strategy Reset Growth Strategy #4: Pursue Attractive Acquisitions Focus on acquisitions that meaningfully strengthen our existing brands, or where Emerald adds incremental value that should enhance the acquisition target’s rate of growth Opportunistically acquire trade shows in financial distress Pursue new growth verticals that further increase Emerald’s end market diversity Leverage existing customer database to evaluate new events, media, research, technology and data businesses

Summary of Emerald’s Event Cancellation Policy and Coverage Insurance Policy Coverage: As previously disclosed in recent SEC filings, Emerald maintains event cancellation insurance to protect against losses due to the unavoidable cancellation, postponement, relocation and enforced reduced attendance at events. COVID-19 included: Importantly, Emerald is insured for event cancellation caused by the outbreak of communicable diseases, such as COVID-19, when the cancellation arises for reasons within the scope of the policy. Substantial policy limits in each of 2020 and 2021: Primary event cancellation policy covers up to an aggregate limit of $191.1 million in 2020, and $191.4 million in 2021, if losses arise for reasons within the scope of the policy. In addition, Emerald maintains a separate event cancellation insurance policy for the Surf Expo Summer 2020 and Surf Expo Winter 2021 shows, with respective coverage limits of $6 million and $7.7 million. Additional terms: No deductible; policy covers the unavoidable cancellation, postponement, or relocation of an event as well as the impact of enforced reduced attendance.

Update on Emerald’s Event Cancellation Policy and Coverage Active Claims Processing Ongoing; Initial Confirmation of Coverage by Insurers Claims Submissions: Emerald continues to process claims for each event cancelled or impacted to date by circumstances related to the COVID-19 pandemic in 2020. Through December 1, 2020, Emerald has submitted claims representing an aggregate of approximately $164.2 million of losses for 87 events through December 2020. These claims are subject to review and adjustment, but if accepted in their entirety, would cover the lost profit contribution that was budgeted for the events submitted. Confirmation of coverage. Emerald has received positive confirmation from the insurers that the initial event claims submitted are within the scope of the policy. All other recently submitted claims remain under review by the insurers. Claim Payments. Through December 1, 2020, Emerald has received interim claim payments in the aggregate amount of $87.5 million and has received approval for approximately $1.5 million in additional pending claim prepayments, with final claim amounts subject to ongoing claim adjustment review. Insurance claim proceeds will be recorded as Other Income in the Company’s income statement. No assurance on final amount of insurance proceeds. While there is no assurance that the insurance carriers will agree that all of Emerald’s claims submitted through December 2020 are covered under the policy, as discussed previously we believe that substantially all claims relating to shows that have been cancelled or postponed due to COVID-19 to date should qualify as covered losses with respect to Emerald’s event cancellation insurance given the similarity of facts and circumstances to the initial approved claims.

Insurance Illustrative Calculation Calculation of Insurance Coverage; Illustrative Calculation: Emerald’s policy provides coverage for the budgeted amount of gross revenues (less avoided costs but including certain costs relating to the taking of remedial action), for individual events and conferences occurring within a calendar year. An illustrative example of the application of this calculation is provided below Below is a theoretical example of an event with a budget of $10,000 of gross revenue and $5,000 of profit contribution In this scenario, there are $5,000 of budgeted costs. Prior to cancellation, $3,000 of actual costs were spent and incurred. Therefore, $2,000 of costs were avoided. The illustration also assumes one-time costs for cancellation of contracts of $200 Therefore, the insurance claim is calculated at $10,000 of budgeted gross revenue, minus the $2,000 of costs avoided, plus $200 of one-time costs. The net amount of this calculation is equal to $8,200, which would be Emerald’s projected insurance claim recovery, to be applied against the $191 million annual policy limit for the calendar year As the Check in the illustration indicates, this delivers the budgeted $5,000 of profit contribution to Emerald

Third Quarter 2020 Financial Results

Third quarter and YTD results negatively impacted by cancellations due to the COVID-19 pandemic Continue to focus on improving operational efficiencies across the company through 2020 year to date Successfully reduced Emerald’s annual fixed cost run rate by $15-20 million Completed preferred stock issuance raising $400 million of proceeds Cash on hand currently exceeds $325 million with zero revolver balance as of September 30, 2020 Company remains well capitalized following capital raise with under 2x net debt to Consolidated EBITDA leverage, providing ample cushion to make the right decisions for customers while continuing to invest in the Company Third Quarter 2020 Highlights and Current Liquidity Position Adj. EBITDA Adj. Diluted EPS Net Income Adj. Net Income ($ in Millions) ($ in Millions) ($ in Millions) (1) See slide 25 of this presentation for a reconciliation of Adjusted Net Income (2) See slide 26 of this presentation for a reconciliation of Adjusted EBITDA (3) See slide 27 of this presentation for a reconciliation of Adjusted Diluted EPS 3Q’20 3Q’20

Appendix

Adjusted Net Income

EMERALD

UNAUDITED RECONCILIATION OF NET (LOSS) INCOME TO ADJUSTED NET INCOME

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2020	2019	2020	2019
	(dollars in millions) (share data in thousands, except per share data) (unaudited)			
Net (loss) income	$ (15.3)	$ (19.7)	$ (575.5)	$ 18.2
Add (deduct):				
Stock-based compensation	1.5	1.9	4.2	6.1
Deferred revenue adjustment	-	-	-	0.2
Goodwill impairment charges[1]	-	9.3	564.0	9.3
Intangible asset impairment charges[2]	-	17.0	59.4	17.0
Other items[3]	0.6	3.4	5.8	5.6
Amortization of deferred financing fees and discount	0.4	0.4	1.1	1.1
Amortization of acquired intangible assets	11.4	12.4	35.0	37.5
Tax adjustments related to non-GAAP adjustments[4]	(4.1)	(12.1)	(52.0)	(20.8)
Adjusted Net Income	$ (5.5)	$ 12.6	$ 42.0	$ 74.2
Adjusted basic (loss) earnings per share	$ (0.08)	$ 0.18	$ 0.59	$ 1.03
Adjusted diluted (loss) earnings per share	$ (0.08)	$ 0.17	$ 0.59	$ 1.02
Basic weighted average common shares outstanding	71,484	71,796	71,437	71,843
Diluted weighted average common shares outstanding	71,484	72,368	71,480	72,752

(1) Represents non-cash goodwill impairment charges described in Note 1 to Schedule 2 above.
(2) Represents non-cash intangible asset impairment charges described in Note 2 to Schedule 2 above.
(3) Represents other items described in Note 3 to Schedule 2 above.
(4) Reflects application of U.S. federal and state enterprise tax rate of 29.5% and 27.3% for the three months ended September 30, 2020 and 2019, respectively. For the nine months ended September 30, 2020, represents the application of U.S. Federal and state enterprise tax rate of 27.1% to non-impairment related items and the actual tax effect of non-cash impairment charges of $39.6 million. For the nine months ended September 30, 2019, represents the application of U.S. Federal and state enterprise tax rate of 27.1%.

25

Adjusted EBITDA UNAUDITED RECONCILIATION OF NET (LOSS) INCOME TO ADJUSTED EBITDA (1) For the nine months ended September 30, 2020, represents a non-cash charge of $564.0 million for goodwill in connection with the Company’s interim testing of goodwill for impairment. (2) Intangible asset impairment charges for the nine months ended September 30, 2020 represent non-cash charges of $46.2 million and $13.2 million for certain indefinite-lived intangible assets and definite-lived intangible assets, respectively, in connection with the Company’s interim testing of intangibles for impairment. (3) Other items for the three months ended September 30, 2020 included: (i) $0.7 million in non-recurring legal, audit and consulting fees and (ii) $0.2 million in transition costs, offset by (iii) a $0.3 million reduction to expense related to the remeasurement of contingent consideration. Other items for the three months ended September 30, 2019 included: (i) $1.6 million in contract termination costs (ii) $0.2 million in transaction costs in connection with certain acquisition transactions and (iii) $1.6 million in transition costs. Other items for the nine months ended September 30, 2020 included: (i) $4.6 million in transition costs, including one-time severance expense of $2.8 million, (ii) $1.5 million in non-recurring legal, audit and consulting fees and (iii) $0.4 million in transaction costs in connection with certain acquisition transactions offset by (iv) $0.7 million reduction to expense related to the remeasurement of contingent consideration. Other items for the nine months ended September 30, 2019 included: (i) $1.4 million in contract termination costs, (ii) $0.8 million in transaction costs in connection with certain acquisition transactions, (iii) $3.2 million in transition costs and (iv) $0.2 million in non-recurring legal, audit and consulting fees. Three Months Ended September 30, Nine Months Ended September 30, 2020 2019 2020 2019 (dollars in millions) (unaudited) Net (loss) income $ (15.3) $ (19.7) $ (575.5) $ 18.2 Add (deduct): Interest expense 4.2 7.5 16.5 23.3 Provision for (benefit from) income taxes (6.4) (3.6) (58.0) 10.3 Goodwill impairment charges(1) - 9.3 564.0 9.3 Intangible asset impairment charges(2) - 17.0 59.4 17.0 Depreciation and amortization 12.2 12.9 37.2 39.3 Stock-based compensation 1.5 1.9 4.2 6.1 Deferred revenue adjustment - - - 0.2 Other items(3) 0.6 3.4 5.8 5.6 Adjusted EBITDA $ (3.2) $ 28.7 $ 53.6 $ 129.3

Adjusted Diluted Earnings Three Months Nine Months Ended September 30, Ended September 30, 2020 2019 2020 2019 (dollars in millions) (share data in thousands, except per share data) (unaudited) Net (loss) income and Comprehensive (loss) income attributable to Emerald Holding, Inc. $ (15.3) $ (19.7) $ (575.5) $ 18.2 Accumulated accretion on 7% Series A Convertible Participating Preferred Stock   (7.0)   -   (7.1)   - Net (loss) income and comprehensive (loss) income attributable to Emerald Holding, Inc. common shareholders $ (22.3) $ (19.7) $ (582.6) $ 18.2 Weighted average common shares outstanding   71,484   71,796   71,437   71,843 Basic (loss) earnings per share $ (0.31) $ (0.27) $ (8.16)   $ 0.25 Net (loss) income and comprehensive (loss) income attributable to Emerald Holding, Inc. common shareholders $ (22.3) $ (19.7) $ (582.6) $ 18.2 Diluted effect of stock options - - - 909 Diluted weighted average common shares outstanding   71,484   71,796   71,437   72,752 Diluted (loss) earnings per share $ (0.31) $ (0.27) $ (8.16)   $ 0.25 Anti-dilutive employee share awards excluded from diluted earnings per share calculation 5,651 5,332 5,650 5,131